Exhibit 10.19



                              PREPAYMENT
                    RELEASE AND DISCHARGE AGREEMENT


This Release and Discharge Agreement is made this 2nd day of January, 1997, among Seafield Capital Corporation, a Missouri corporation ("Seafield") and William D. Grant, an individual ("WDG") and Mary Grant, an individual and the wife of WDG ("MG").

WHEREAS, WDG and Business Men's Assurance Company of America ("BMA") were parties to a Supplemental Retirement Agreement for Senior Executive Officers and an Amendment thereto, copies of both of which are attached hereto as Exhibit A (collectively, the "Grant Supplemental Retirement Agreement"); and

WHEREAS, pursuant to an Agreement dated June 29, 1992, among WDG, Seafield, Generali-Assicurazioni Generali S.p.A. ("Generali") and affiliates of Generali (the "Assumption Agreement"), Seafield assumed all of BMA's obligations under the Grant Supplemental Retirement Agreement and WDG released and discharged BMA and Generali with respect to obligations under the Grant Supplemental Retirement Agreement; and

WHEREAS, the Grant Supplemental Retirement Agreement provides for a monthly retirement benefit to WDG which amounts to $129,381.72 per year for the life of WDG, and, if MG survives WDG, a monthly benefit in a lesser amount to MG for her life; and

WHEREAS, neither WDG nor MG has any rights to receive any lump sum settlement amount under the Grant Supplemental Retirement Agreement; and

WHEREAS, Seafield desires to prepay and discharge by way of a lump sum payment all remaining obligations to WDG and MG under the Grant
Supplemental Retirement Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual promises herein set forth, the parties agree as follows:

1. Lump Sum Payment. As a prepayment of all future obligations under the Grant Supplemental Retirement Agreement, both to WDG and MG, Seafield shall pay to WDG and MG jointly the aggregate sum of $1,000,000, simultaneously with the execution of this Agreement by WDG and MG.

2. Release and Discharge. WDG and MG each hereby acknowledges receipt of the payment specified in paragraph 1 above, and agrees that said consideration is in full and complete satisfaction of all obligations under and with respect to the Grant Supplemental Retirement Agreement, whether pursuant to the Assumption Agreement or otherwise, and, in consideration of said payment by Seafield, WDG and MG each hereby releases and relinquishes any and all claims, whether now existing or hereafter arising, which either of them may have under or with respect to the Grant Supplemental Retirement Agreement and forever discharges Seafield and its successors and assigns from any further obligations or liabilities under or with respect to the Grant Supplemental Retirement Agreement.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement or, in the case of Seafield, caused this Agreement to be signed by its duly authorized officer, all as of the date first above written.

                      SEAFIELD CAPITAL CORPORATION

                      By: /s/ James R. Seward
                         --------------------
                         Exec. Vice President
                         Chief Financial Officer



                         /s/ W. D. Grant
                         --------------------


                         /s/ Mary Grant
                         --------------------